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                                                                     EXHIBIT 4.1

                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                           14 WALL STREET, 11th FLOOR
                            NEW YORK, NEW YORK 10005
                                 (212) 306-6596
                                FAX 212-306-6698

August 18, 1999


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Bank of New York
101 Barclay Street
New York, New York 10286


Re: Defined Asset Funds--Corporate Income Fund
     Monthly Payment Series--307
     (A Unit Investment Trust) Units of Fractional Undivided Interest-Registered Under the Securities Act of 1933, File No. 33-44740)

Gentlemen:

     We have examined the Registration Statement for the above captioned Fund.

     We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus contained in the Post-Effective Amendment No. 7 to the Registration Statement for the above captioned Fund and to the use of the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

     You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                          Very truly yours,
                                          JAMES PERRY
                                          Vice President